Exhibit 10.50
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT dated as of December 28, 2007 (as amended, amended and restated or otherwise modified from time to time, this “Agreement”) is entered into by American Railcar Industries, Inc., a Delaware corporation (the “Guarantor”) in favor of LASALLE BANK NATIONAL ASSOCIATION, as the Administrative Agent, for its benefit and the benefit of the Lenders party to the Credit Agreement (as hereafter defined).
     The Lenders have severally agreed to extend credit to Axis, LLC, a Delaware limited liability company (the “Borrower”), pursuant to the Credit Agreement. The Borrower is affiliated with Guarantor. The proceeds of credit extended under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to the Guarantor. Guarantor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement. It is a condition precedent to each Lender’s obligation to extend credit under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for its benefit and the benefit of the Lenders.
     In consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to extend credit thereunder, Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of the Lenders, as follows:
SECTION 1. DEFINITIONS.
     1.1. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     1.2. When used herein the following terms shall have the following meanings:
     Credit Agreement means the Credit Agreement of even date herewith among the Borrower, the financial institutions party thereto as lenders and the Administrative Agent, as the same may be amended, amended and restated or otherwise modified from time to time.
     Discharge Date means the first date upon which the last of the following shall have occurred: (a) the Equipment has been in continuous production at a level sufficient to support production of Inventory required to meet the projected financial performance of the Project and in any event not less than 365 consecutive days from the Acceptance Date, (b) the Borrower has provided Administrative Agent the Completion Date Financial Projections and (c) the Pledgor has entered into the Pledge Agreement and the Administrative Agent has received such legal deliverables in connection therewith reasonably requested by the Administrative Agent and in a form consistent with the items delivered by the Transaction Parties to the Administrative Agent on the Closing Date, including but not limited to a legal opinion.

     Guaranteed Obligations means the Obligations, exclusive of Obligations consisting of or relating to the expenses of seeking recourse against any other guarantor of the Obligations.
     Paid in Full means (a) the payment in full in cash and performance of all Obligations or the Guaranteed Obligations, as the context requires, (b) the termination of all Commitments and (c) either (i) the cancellation and return to the Administrative Agent of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with the Credit Agreement, provided that the obligation in clause (c) shall be met with respect to the Guarantor if the aggregate sum of the Letters of Credit that are returned and the cash collateralization that is provided is equal to or exceeds the amount of the Guaranteed Obligations.
     Qualification means, with respect to any report of independent public accountants covering financial statements, a material qualification to such report (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as to the capability of the Guarantor to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as by the creation of or increases in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in an Unmatured Event of Default or Event of Default.
     UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.
SECTION 2. GUARANTY.
     2.1. Guaranty.
     (a) The Guarantor hereby severally (but not jointly or jointly and severally with any other guarantor), unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to the Administrative Agent, for its benefit and the benefit of the Lenders, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder shall in no event exceed the lesser of (i) the amount which can be guarantied by Guarantor under applicable federal and state laws relating to the insolvency of debtors and (ii) the amount equal to fifty percent (50%) of the outstanding Guaranteed Obligations as of the first date of demand by

Administrative Agent for payment hereunder; provided, that the outstanding principal amount in respect of such Guaranteed Obligations, exclusive of any capitalized interests, fees costs and expenses, shall not exceed $35,000,000.
     (c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Administrative Agent hereunder.
     (d) The guaranty contained in this Section 2 shall remain in full force and effect until the earlier of (i) the date the Guaranteed Obligations shall have been Paid in Full and (ii) the Discharge Date.
     (e) No payment made by Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Guaranteed Obligations or any payment received or collected from the Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of the Guarantor hereunder.
     2.2. No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Borrower or any other guarantor or any collateral security or guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all of the Obligations are Paid in Full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been Paid in Full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
     2.3. Amendments, etc. with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guaranty contained in this Section 2 or any property subject thereto.
     The Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Obligations, (c) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Obligations when due, whether or not the Administrative Agent or such Lender shall have resorted to any property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Obligations.
     2.4. Waivers. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or the Guarantor with respect to the Obligations, (b) notice of the existence or creation or non-

payment of all or any of the Obligations and (c) all diligence in collection or protection of or realization upon any Obligations or any security for or guaranty of any Obligations.
     2.5. Payments. Guarantor hereby guaranties that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in the Credit Agreement.
SECTION 3. REPRESENTATIONS AND WARRANTIES.
     To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Guarantor hereby represents and warrants to the Administrative Agent, for its benefit and the benefit of the Lenders that:
     3.1. Organization.
     The Guarantor is validly existing and in good standing under the laws of its jurisdiction of incorporation; and the Guarantor is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
     3.2. Authorization; No Conflict.
     The Guarantor is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Guarantor of this Agreement do not and will not (a) require any consent or approval, including permits and/or licenses of any governmental agency or authority (other than any consent, approval, license or permit which has been obtained and is in full force and effect or any license or permit, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect), (b) conflict with (i) any provision of law (which conflict could reasonably be expected to have a Material Adverse Effect), (ii) the charter, by-laws or other organizational documents of the Guarantor or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Guarantor or any of its properties (which conflict could reasonably be expected to have a Material Adverse Effect) or (c) require, or result in, the creation or imposition of any Lien on any asset of the Guarantor.
     3.3. Validity and Binding Nature.
     This Agreement is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

     3.4. Solvency, etc.
     On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing under the Credit Agreement and the use of the proceeds thereof, with respect to the Guarantor, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.
     3.5. Compliance with Material Debt Agreements.
     On the Closing Date, the Guarantor is in compliance on a pro forma basis with all financial covenants contained the Material Debt Agreements, to which it is a party.
     3.6. Information.
     All information heretofore or contemporaneously herewith furnished in writing by the Guarantor to the Administrative Agent or any Lender for purposes of or in connection with the Credit Agreement, this Agreement and the transactions contemplated thereby and hereby is, and all written information hereafter furnished by or on behalf of the Guarantor to the Administrative Agent or any Lender pursuant thereto or hereto or in connection therewith or herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Guarantor are based on good faith estimates and assumptions believed by the Guarantor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).
SECTION 4. COVENANTS.
     The Guarantor covenants and agrees with the Administrative Agent, for its benefit and the benefit of the Lenders that, from and after the date of this Agreement until the Guaranteed Obligations shall have been Paid in Full, the Guarantor shall:

     4.1. Reports, Certificates and Other Information.
     Furnish to the Administrative Agent and each Lender (in each case, any reports which are publicly available with the SEC need not be separately delivered to the Administrative Agent and each Lender):
     4.1.1. Annual Report. Promptly when available and in any event within 90 days after the close of each fiscal year of the Guarantor: (a) a copy of the annual audit report of the Guarantor and its Subsidiaries for such fiscal year, including therein consolidated balance sheets and statements of earnings and cash flows of the Guarantor and its Subsidiaries as at the end of such fiscal year, together with an opinion without Qualification by independent auditors of recognized standing selected by the Guarantor and reasonably acceptable to the Administrative Agent (provided, however, that any nationally recognized independent auditor acceptable to a financial institution that provides the Guarantor’s senior credit facilities shall be deemed acceptable by Administrative Agent) and a “Management Letter”, and (b) (to the extent prepared) a consolidating balance sheet of the Guarantor and its Subsidiaries as of the end of such fiscal year and (to the extent prepared) consolidating statement of earnings and cash flows for the Guarantor and its Subsidiaries for such fiscal year, certified by a Senior Officer of the Guarantor.
     4.1.2. Interim Reports. Promptly when available and in any event within 45 days after the end of each fiscal quarter of the Guarantor, consolidated and (to the extent prepared) consolidating balance sheets of the Guarantor and its Subsidiaries as of the end of such fiscal quarter, together with consolidated and (to the extent prepared) consolidating statements of earnings for such fiscal quarter and statements of earnings and cash flows for the period beginning with the first day of such fiscal year of the Guarantor and ending on the last day of such fiscal quarter, together with a comparison with the corresponding period of the previous fiscal year of the Guarantor.
     4.1.3. Reports to the SEC and to Shareholders. As soon as available, but not later than five days after the same are sent or filed, as the case may be, copies of all financial statements and reports that the Guarantor sends to all shareholders qua shareholders or files publicly with the SEC.
     4.1.4. Other Information. Promptly from time to time, such other information concerning the Guarantor as the Administrative Agent may reasonably request.
     4.2. Books and Records.
     Keep its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP.
     4.3. Maintenance of Property; Insurance.
     Keep all property useful and necessary in the business of the Guarantor in good working order and condition, ordinary wear and tear excepted in accordance with its past operating practices except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     4.4. Compliance with Laws; Payment of Taxes and Liabilities.
     Comply in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure that no person who owns a controlling interest in or otherwise controls the Guarantor is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations and (d) pay prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Guarantor to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.
     4.5. Maintenance of Existence, etc.
     Maintain and preserve (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).
SECTION 5. MISCELLANEOUS.
     5.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 of the Credit Agreement.
     5.2. Notices. All notices, requests and demands to or upon the Administrative Agent or the Guarantor hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto with a copy to Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153, Telecopy (212) 688-1158, Attn.: Andrew Langham, Esq., or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.
     5.3. Indemnification by Guarantor. THE GUARANTOR HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD EACH LENDER PARTY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY THE GUARANTOR, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY THE GUARANTOR OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE GUARANTOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL GUARANTEED OBLIGATIONS PROVIDED FOR IN THIS SECTION 5.3 SHALL SURVIVE REPAYMENT OF ALL (AND SHALL BE) OBLIGATIONS (AND TERMINATION OF ALL COMMITMENTS UNDER THE CREDIT AGREEMENT), ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.
     5.4. Enforcement Expenses.
     (a) The Guarantor agrees, on a joint and several basis, to pay or reimburse on demand each Lender and the Administrative Agent for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred in collecting against the Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement with respect to the Guarantor.

     (b) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.
     (c) The agreements in this Section 5.4 shall survive repayment of all (and shall be) Obligations (and termination of all commitments under the Credit Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.
     5.5. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
     5.6. Nature of Remedies. All Guaranteed Obligations of the Guarantor and rights of the Administrative Agent and the Lenders expressed herein shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
     5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement shall constitute effective delivery of such signature page.
     5.8. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
     5.9. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Guarantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.
     5.10. Successors; Assigns. This Agreement shall be binding upon the Guarantor, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Guarantor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
     5.11. Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     5.12. Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     5.13. Waiver of Jury Trial. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     5.14. Set-off. The Guarantor agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, the Guarantor agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Guaranteed Obligations guaranteed hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter with the Administrative Agent or such Lender.
     5.15. Acknowledgements. The Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement to which it is a party;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Guarantor and the Lenders.
     5.16. Guaranteed Obligations and Liens Absolute and Unconditional. The Guarantor understands and agrees that the obligations of the Guarantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Guarantor or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guarantor for the Guaranteed Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other guarantor or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     5.17. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor for liquidation or reorganization, should the Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Guaranteed Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
[Signature page follow]

     Each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered as of the date first above written.

AMERICAN RAILCAR INDUSTRIES, INC.

By:	/s/ James J. Unger

Title:	President and Chief Executive Officer

Address:	100 Clark Street

St. Charles, MO 63301

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Stefan Loeb

Title:	Vice President

Signature Page to Guaranty Agreement